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                                                                EXHIBIT 99.1

                                     PROXY
                       HARBORSIDE HEALTHCARE CORPORATION


                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS FOR THE SPECIAL
                         MEETING OF STOCKHOLDERS ON THE
                           _____ DAY OF AUGUST, 1998


     The undersigned hereby appoints Stephen L. Guillard and William H. Stephan, and each of them, proxies and attorneys-in-fact, each with the power to appoint his substitute, attorney, successors and assigns with the powers the undersigned would possess if personally present to vote all of the Common Stock of Harborside Healthcare Corporation (hereinafter "Harborside") held of record by the undersigned on July 16, 1998, at the Special Meeting of the Stockholders to be held on ____________, 1998 at 8:00 a.m. local time, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York 10166, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all other matters that may come before the meeting. Without otherwise limiting the general authorization hereby given, said proxies are instructed to vote as follows on the matters set forth on the reverse.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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     The Board of Directors, and the independent members of the Board of
Directors, each unanimously recommends a vote FOR each of the following proposals.

(1) To approve and adopt the Agreement and Plan of Merger, dated as of April 15, 1998 (the "Merger Agreement"), between Harborside and HH Acquisition Corp. ("MergerCo"), which provides, among other things, for the merger of MergerCo with and into Harborside (the "Merger") as described in the Proxy Statement/Prospectus relating to the Merger.

            FOR: [_]             AGAINST:  [_]              ABSTAIN: [_]

(2) To approve the amendments to the Company's Certificate of Incorporation, which among other things, change the capital structure of the Company to comport with the terms of the Merger Agreement, as described in the Proxy Statement/Prospectus relating to the Merger.

            FOR: [_]             AGAINST:  [_]              ABSTAIN: [_]

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     To help our preparation for the meeting, please check here if you plan to attend. [_]


___________________________________      _______________________________
            Signature                       Signature if Held Jointly

Dated ____________, 1998

     Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even if you plan to attend this meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.